EXHIBIT 23
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CLYDE BAILEY P.C.
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230
(210) 699-1287 (ofc.)
(888) 699-1287 - (210) 691=2911 (fax)



Member: American Institute of CPA's
        Texas Society of CPA's

February 6, 2004

I consent to the use of my report dated February 6, 2004, in the Form 10K-SB on the financial statements of Natalma Industries, Inc., dated December 31, 2003 and 2001, included herein and to the reference made to me.

/s/ Clyde Bailey